UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009

ABERCROMBIE & FITCH CO.
 (Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with the 2009 Annual Meeting of Stockholders of Abercrombie & Fitch Co. (the “Company”), which is scheduled to be held on Wednesday, June 10, 2009, the Company has received feedback from a few institutional investors who assert that one of the Company’s directors, John W. Kessler, should not be considered independent and should not serve on the Company’s independent director committees.

Mr. Kessler is the Company’s longest serving outside director, having been a member of the Board of Directors since 1998 when the Company was spun off from its former parent. His service to the Company has been distinguished, and his efforts on the Company’s behalf have been tireless. In conformity with the rules of the New York Stock Exchange, the Board of Directors has affirmatively determined that Mr. Kessler has no material relationship with the Company and is, therefore, “independent” within the meaning of those rules.

Nevertheless, in light of the investor feedback, Mr. Kessler has unilaterally determined that he will resign from the Board’s Nominating and Board Governance Committee and from the Compensation Committee effective immediately. Mr. Kessler will continue to serve on the Board of Directors and on the Board’s Executive Committee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: June 9, 2009

By: /s/ David S. Cupps
David S. Cupps
Senior Vice President, General Counsel and Secretary